NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium Successfully Completes Construction of Borger Expansion

January 10, 2017

CALGARY, Alberta – Agrium Inc. (TSX and NYSE: AGU) announced today that it successfully completed construction of the urea plant at its nitrogen facility in Borger, Texas, within the previously disclosed revised time line and cost parameters.

Commissioning of the new 610,000 tonne urea facility, of which 100,000 tonnes of urea tonne equivalent will be Diesel Exhaust Fluid (“DEF”), is underway and production is expected to commence in the first quarter of 2017. DEF is used to reduce nitrogen oxide (“NOx”) emissions in diesel vehicles and this product will help further diversify Agrium’s end-markets.

“Achieving this critical milestone in our Borger nitrogen expansion project, on-time and on-budget, is another example of our commitment to operational excellence at Agrium. The project creates shareholder value by refreshing the asset to ensure its future longevity, provides improved supply chain integration as well as product diversification and availability in this important agricultural region,” commented Agrium’s President and CEO, Chuck Magro.

About Agrium

Agrium Inc. is a major global producer and distributor of agricultural products, services and solutions. Agrium produces nitrogen, potash and phosphate fertilizers, with a combined wholesale nutrient capacity of over nine million tonnes and with significant competitive advantages across our product lines. We supply key products and services directly to growers, including crop nutrients, crop protection, seed, as well as agronomic and application services, thereby helping growers to meet the ever growing global demand for food and fibre. Agrium retail-distribution has an unmatched network of over 1,400 facilities and over 3,800 crop consultants who provide advice and products to our grower customers to help them increase their yields and returns on hundreds of different crops. With a focus on sustainability, the company strives to improve the communities in which it operates through safety, education, environmental improvement and new technologies such as the development of precision agriculture and controlled release nutrient products. Agrium is focused on driving operational excellence across our businesses, pursuing value-enhancing growth opportunities and returning capital to shareholders. For more information visit: www.agrium.com

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties as well as various assumptions and business sensitivities, including those referred to in the MD&A section of the Corporation’s most recent Annual Report to Shareholders as well as those risk factors described in the Corporation’s most recent Annual Information Form, which may cause the actual results, performance or achievements of the Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, estimates, forecasts and statements as to management’s expectations with respect to, among other things, business and financial prospects, financial multiples and accretion estimates, future trends, plans, strategies, objectives and expectations ,commissioning of the Borger expansion in a timely manner and project costs, general economic, market and business conditions, weather conditions, crop prices, the supply and demand and price levels for our major products, governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, changes in environmental, tax and other laws or regulations and the interpretation thereof. Agrium disclaims any intention or obligation to update or revise any forward-looking information as a result of new information or future events, except as may be required under applicable securities laws.

FOR FURTHER INFORMATION:

Investor/Media Relations:

Richard Downey, Vice President, Investor & Corporate Relations

(403) 225-7357

Todd Coakwell, Director, Investor Relations

(403) 225-7437

Louis Brown, Analyst, Investor Relations

(403) 225-7761

Contact us at: www.agrium.com